UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018, Ballantyne Strong, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Lance V. Schulz, former Senior Vice President, Chief Financial Officer and Treasurer, who, as previously announced, resigned from all positions with the Company and its subsidiaries, effective November 16, 2018.

Pursuant to the Consulting Agreement, Mr. Schulz agreed to provide consulting services to the Company through March 31, 2019, at the rate of $26,683 per month, pro-rated for any partial month. The Company agreed to amend Mr. Schulz’s award agreement for 40,000 restricted stock units held by Mr. Schulz (the “RSUs”) to provide that one-third of the RSUs will vest on January 26, 2019, and two-thirds of the RSUs will vest on March 31, 2019, subject to Mr. Schulz remaining in the continuous service of the Company through the applicable vesting dates. If the Company terminates the Consulting Agreement prior to March 31, 2019 for any reason other than cause, as defined in the Company’s 2017 Omnibus Equity Compensation Plan, all unvested RSUs outstanding as of the date of such termination will immediately vest. If the Company terminates the Consulting Agreement for cause, or if Consultant terminates the Consulting Agreement for any reason, prior to March 31, 2019, all unvested RSUs outstanding as of the date of such termination will be immediately forfeited. The Company also agreed to pay the employer contribution amount of COBRA premiums through December 31, 2019, if Mr. Schulz enrolls in such post-employment coverage under the Company’s health plan, subject to Mr. Schulz’s continued service pursuant to the Consulting Agreement through March 31, 2019. Pursuant to the Consulting Agreement, Mr. Schulz will serve as an independent contractor to, and not an officer of, the Company and is not authorized to bind, or act on behalf of, the Company.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

10.1	Consulting Agreement, dated November 16, 2018, by and between Ballantyne Strong, Inc. and Lance V. Schulz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 20, 2018	By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chairman of the Board of Directors and Chief Executive Officer